EXHIBIT 1


                          STOCKHOLDERS VOTING AGREEMENT

         STOCKHOLDERS VOTING AGREEMENT (this "Agreement") dated as of November 26, 1997, among COWLES MEDIA COMPANY, a Delaware corporation ("Cowles"), on the one hand, and certain stockholders of MCCLATCHY NEWSPAPERS, INC., a Delaware corporation ("McClatchy"), listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand.

         WHEREAS, this Agreement was originally executed on November 13, 1997 and as a result of the need to amend Section 5 hereof, this Agreement is being amended and restated in its entirety as provided herein;

         WHEREAS, Cowles and McClatchy propose to enter into an Agreement and Plan of Reorganization dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing that a wholly owned subsidiary of McClatchy ("Newco Holding") will acquire all of the stock of each of McClatchy and Cowles through mergers of wholly owned subsidiaries of Newco Holding with and into each of McClatchy and Cowles (the "Reorganization"), upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, each Stockholder owns of record the number of shares of Class B Common Stock, par value $.01 per share, of McClatchy (the "Class B Common Stock") set forth opposite its name on Schedule A attached hereto (the "Subject Shares");

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Cowles has required that each Stockholder enter into this Agreement.

         NOW, THEREFORE, to induce Cowles to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:


         1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Cowles as of the date hereof in respect of itself as follows:

         (a) AUTHORITY. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of a Stockholder which is a trust, by trustees on behalf of such trust) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar

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laws affecting or relating to the enforcement of creditors' rights generally and
(ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets the effect of which, in any case, would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof.

         (b) THE SUBJECT SHARES. The Stockholder (except as set forth on Schedule A attached hereto) is the record and beneficial owner of and has the sole or shared right to vote the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto. Except for the Stockholders' Agreement among the holders of the Class B Common Stock of McClatchy dated September 17, 1987, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.


         2. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 7, each Stockholder, severally and not jointly, agrees as follows:

         (a) VOTE FOR THE REORGANIZATION. At any meeting of stockholders of McClatchy called to vote upon the Reorganization and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Reorganization and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted), or execute a written consent in respect of, the Subject Shares in favor of the Reorganization, the adoption by McClatchy of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

         (b) TRANSFER OF SUBJECT SHARES. Except with respect to that number of Subject Shares set forth next to such Stockholder's name in Schedule B which is in excess of the number of Subject Shares set forth on Schedule B necessary to approve the Reorganization and Merger Agreement (taking into account any and all other Transfers, as defined below, of Subject Shares by any other Stockholder), the Stockholder agrees not to (i) convert, transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person other than pursuant to the terms of the Reorganization or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise.


         3. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents

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and other instruments as Cowles may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         4. ASSIGNMENT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


         5. TERMINATION. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Merger Agreement (for any reason, including any termination pursuant to Section 8.01 thereof) and (b) the Effective Time of the Reorganization.


         6. GENERAL PROVISIONS.

         (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Cowles in accordance with the notification provision contained in the Merger Agreement and to the Stockholders at their respective addresses set forth on the books of McClatchy (or at such other address for a party as shall be specified by like notice).

         (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that each party need not sign the same counterpart.

         (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder.

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         (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (g) SEVERABILITY. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

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         7. STOCKHOLDER REPRESENTATIVES. Each Stockholder signs solely in its capacity as the record holder and/or beneficial owner of such Stockholder's Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, trustee, affiliate or representative of a Stockholder who is or becomes an officer or a director of McClatchy in his or her capacity as an officer or director of McClatchy and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

         8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby, and (v) appoints The Corporation Trust Company as such party's agent for service of process in the state of Delaware.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                   COWLES MEDIA COMPANY

                                   By  /s/ James J. Viera
                                     ------------------------------------------

                                   Title: Vice President and Chief Financial
                                          Officer
                                         --------------------------------------


                                   STOCKHOLDERS:

                                   /s/ ERWIN POTTS
                                   ____________________________________________
                                   ERWIN POTTS, as Trustee of the
                                       Trusts set forth on
                                       Schedule B

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                                   /s/ JAMES B. MCCLATCHY
                                   ____________________________________________
                                   JAMES B. MCCLATCHY, individually
                                       and as trustee of the Trusts
                                       set forth on Schedule B


                                   /s/ WILLIAM K. COBLENTZ
                                   ____________________________________________
                                   WILLIAM K. COBLENTZ, as Trustee
                                       of the Trusts set forth on
                                       Schedule B


                                   /s/ WILLIAM ELLERY MCCLATCHY
                                   ____________________________________________
                                   WILLIAM ELLERY MCCLATCHY, as Trustee
                                       of the Trusts set forth on
                                       Schedule B


                                   /s/ WILLIAM M. ROTH
                                   ____________________________________________
                                   WILLIAM M. ROTH, as Trustee of the
                                       Trusts set forth on Schedule B


                                   /s/ MOLLY MALONEY EVANGELISTI
                                   ____________________________________________
                                   MOLLY MALONEY EVANGELISTI


                                   /s/ BETTY LOU MALONEY
                                   ____________________________________________
                                   BETTY LOU MALONEY

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                                   SCHEDULE A

                              LIST OF STOCKHOLDERS



                                             Shares of Class B
                                             Common Stock Owned
                    NAME                          OF RECORD
                    ----                          ---------
James B McClatchy                              14,945,472(1)

William K. Coblentz                            12,500,000(1)

William Ellery McClatchy                       12,500,000(1)

Erwin Potts                                    12,500,000(1)

William M. Roth                                12,500,000(1)

Molly Maloney Evangelisti                      3,812,500

Betty Lou Maloney                              1,850,000



         (1) Includes or consists of 12,500,000 shares of Class B Common Stock held under five separate trusts with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts, co-trustees, share joint voting and investment control with respect to these trusts. Each of (i) James B. McClatchy,
(ii) William Ellery McClatchy, (iii) Charles McClatchy, Adair McClatchy and Kevin McClatchy, (iv) Sue Maloney Stiles and (v) Mazie Maloney have a present income interest in one of the five trusts. Messrs. Coblentz, Roth and Potts disclaim beneficial ownership of these shares.

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                                   SCHEDULE B


   1. Trust for the Primary Benefit of Charles K. McClatchy dated November 15, 1974;

   2.       Trust for the Primary Benefit of James B. McClatchy dated
            November 15, 1974;

   3. Trust for the Primary Benefit of William Ellery McClatchy dated November 15, 1974;.

   4. Trust for the Primary Benefit of Martin J. and Mazie Maloney dated November 15, 1974; and

   5.       Trust for the Primary Benefit of Sue Stiles dated November 15, 1974.

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